                                                                    Exhibit 10.1



                             SAI (IRELAND) LIMITED



                                    - and -



                               CLARUS CORPORATION



                            PATENT LICENCE AGREEMENT
                            ------------------------



                           BRIAN O'DONNELL & PARTNERS
                                   Solicitors
                               62, Merrion Square
                                    Dublin 2

THIS AGREEMENT is made on the      day of           2000

BETWEEN:


                             SAI (IRELAND) LIMITED
                 of SAI House, The National Technological Park
         Limerick, Ireland (hereinafter referred to as the Licensor):



                                    - and -


                              CLARUS CORPORATION
                              Of Suwanee, Georgia
                  (hereinafter referred to as the Licensee).



WHEREAS:

A. The Licensor is the registered owner of the Patents (as hereinafter defined) set out in the First Schedule hereto.

B. The Licensor has agreed with the Licensee to grant to the Licensee a non-exclusive licence throughout the United States in respect of such Patents.


NOW THIS AGREEMENT WITNESSETH:-


                        SECTION 1.0 - INTERPRETATION
                        ------------------------------

1.1  Definitions
     -----------
     In this Agreement the following words and expressions shall have the following meanings:-


     (a)  "Business Day", a day on which banks in Dublin are open for business.

     (b) "Improvements", all improvements, modifications or adaptations to the Patents or any of them which might reasonably be of commercial interest to the Licensee and which may be made, developed or acquired by the Licensor at any time following the execution of this Agreement.

     (c)  "Invention", the claimed subject matter of the Patents.

     (d) "Licence Payment", amounts payable in US dollars in accordance with the Third Schedule.

     (e) "Patents", the patents set forth in the First Schedule, any corresponding patent application to be filed based on such patents, and all patents and other rights derived therefrom.

     (f)  "Products", all products incorporating the Patents.

1.2  Further Definitions

(a) Any reference to any provision of any legislation shall include any modification, re-enactment or extension thereof;

(b) Words such as "hereunder", "hereto", "hereof", and "herein" and other words commencing with "here" shall unless the context clearly indicates to the contrary refer to the whole of this Agreement and not to any particular section or clause thereof;

(c) Save as otherwise provided herein any reference to a clause, paragraph or sub-paragraph shall be a reference to a clause, paragraph or sub-paragraph (as the case may be) of this Agreement and any reference in a clause to a paragraph or sub-paragraph shall be a reference to a paragraph or sub-paragraph of the clause or paragraph in which the reference is contained unless it appears from the context that a reference to some other provision is intended.

1.3  Headings and Captions

     The headings in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of this Agreement.


                             SECTION 2.0 - GRANT
                             -------------------

2.1  Grant
     -----

     In consideration of the payments set forth in Section 5 hereof, the Licensor hereby grants, to the Licensee, an irrevocable non exclusive licence and authority to use the Patents and any Improvements in the United States in any manner it deems fit subject to the terms and conditions of this Agreement, and the Licensee hereby accepts such grant.

2.2  Formal Licence
     --------------

     The parties hereby agree to execute a formal licence agreement in a form appropriate for each jurisdiction in respect of which the Patents are in force for the purpose of registering any patent licence granted pursuant to
     Section 2.1 above. Any such formal licence agreement shall operate subject to the terms of this Agreement.

                     SECTION 3.0 - CONCERNING THE PATENTS
                     ------------------------------------

3.1  Patent Fees
     -------------

     The Licensor shall remain responsible for the payment of all filing, prosecution, renewal and maintenance fees in respect of the Patents.


3.2  Infringement
     --------------

     The Licensor shall (and the Licensee may) take all proper steps to help maintain the validity and enforceability of the Patents, but neither party shall be obliged to take proceedings against any infringer of any of the Patents except that the Licensee shall take proceedings on the instructions of the Licensor if it is indemnified against the costs of so doing. Each party will notify the other of any infringement which comes to its notice and all questions on whether action shall be taken against an infringer shall be decided after taking into account:-

     (a)  the seriousness of the infringement;

     (b)  the strength of the Patent infringed;

     (c)  the importance of the Patent infringed;

     (d)  the expected costs of proceedings;

     (e) the difficulty of obtaining the necessary evidence to support the proceedings;

     (f)  any opinion of counsel which may have been obtained by either party.

3.3  Warranty
     ----------

     The Licensor hereby warrants that:-

     (a)  that there are no other patents owned by it based on the Invention;
          and

     (b) to the best of the Licensor's knowledge and belief the exercise of the rights granted or to be granted to the Licensee hereunder will not result in the infringement of valid patents or other rights of third parties; and

     (c) save as set out in the Second Schedule hereto no other licence is in place in respect of the Patents at the date hereof which has not been cancelled or terminated.

3.4  Improvements
     ------------

     The Licensor shall forthwith disclose to the Licensee in such detail as the Licensee may reasonably require all Improvements. Any such Improvements shall be deemed to thenceforth form part of the Patents hereby licensed and the terms hereof (including the right of the Licensee to grant sub-licences) shall thenceforth apply to such Improvements as if they formed part of the Patents as defined herein.


                            SECTION 4.0 - DURATION
                            ----------------------

4.1  Term
     ----

     This Agreement shall remain in force for a term of seven (7) years from the date hereof.


                      SECTION 5.0 - ANCILLARY PROVISIONS
                      ----------------------------------

5.1  Payment of Licence Fee
     ----------------------

     The Licensee's authority to use the Patents is subject to the receipt of the Licence Payments by Licensee to Licensor in accordance herewith. The parties agree that the Licensee shall make an advance payment to the Licensor equal to the net present value of the future payment obligations under the Payment Schedule attached as the Third Schedule hereto, upon which payment the Licence shall be fully paid and no other licence fee payments shall be due hereunder. The parties agree that on the date hereof, the net present value of all the payments due hereunder (calculated at an agreed upon discount rate of 6.98172% per annum) during the term of this Licence shall be $15,000,000.

5.2  Successors
     ----------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3  Sub-Licences
     ------------

     The Licensee shall have the right to grant sub-licences of the Patents without any prior reference to the Licensor. The terms of such sub-licences shall not be inconsistent with the obligations of the Licensee hereunder.

5.4  Assignment
     ----------

     The Licensee shall have the right to assign the benefit of the licence at any time (including without prejudice where it enters into liquidation or receivership) to any other party to whom the provisions of this clause shall apply mutatis mutandis.

5.5  Markings
     --------

     The Licensee shall comply with all marking obligations required by law in the countries covered by this Agreement and as appropriate mark the
     Products "Patent No.   " or "Patent Pending" or abbreviations thereof or
     similar words required or permitted by law.

5.6  Proceedings
     -----------

     (a) If any infringement action, claims or proceedings of any kind are threatened or commenced by a third party against either the Licensee or against the Licensor because of the Licensee's exploitation of the rights granted under this Agreement or its manufacture, distribution and servicing of the Products or on the ground that the Products infringe any registered design or patent monopoly right vested in such third party, then the party so threatened or sued shall inform the other forthwith in reasonable detail and the matter shall be referred to leading patent counsel (well versed in the laws of the country in which such matter will be determined) for the purpose of obtaining his advice on whether a defence or a threatened action will have a reasonable chance of a successful outcome and whether there are any circumstances making it imprudent to defend or commence proceedings.

     (b) If the Licensee only shall decide that such action, claim or proceedings shall be defended, the Licensee shall bear the whole costs thereof including any damages and costs awarded against it in favour of such third party, and shall from time to time if requested notify the Licensor of the progress thereof. At the request of the Licensor, the Licensee may permit the Licensor to intervene or otherwise appear in or in connection with any such action, claim or proceedings personally or through Counsel selected by the Licensor, at the sole expense of the Licensor provided that nothing contained herein shall preclude the Licensor from defending such action, claim or proceedings where the Licensee declines to do so.


5.7  Notices
     -------

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand against receipt of the addressee or his duly authorised agent or if sent by prepaid registered post addressed to the party to whom it is addressed at the address set out for such party herein or if sent by telefax to the party to whom such notice is to be given (or such other address or telefax number as he may from time to time designate in writing to all other parties hereto in accordance with the provisions hereof and any such notice shall be deemed to have been given if delivered at the time of delivery and if sent by pre-paid registered post as aforesaid twenty four hours after the same shall have been posted).

5.8  Variations
     ----------

     No variation or amendment of this Agreement shall bind either party unless made in writing and agreed to in writing by duly authorised officers of both parties.

5.9  Unenforceable Provision
     -----------------------

     If any provision of this Agreement is agreed by the parties to be illegal, void or unenforceable under any law that is applicable hereto or if any court of competent jurisdiction in a final decision so determines, this Agreement shall continue in force save that such provision shall be deemed to be excised herefrom with effect from the date of such agreement or decision or such earlier date as the parties may agree.


5.10 Waiver
     ------

     A waiver by any party hereto of any breach by any party hereto of any of the terms provisions or conditions of this Agreement or the acquiescence of a party hereto in any act (whether of commission or omission) which but for such acquiescence would be a breach as aforesaid shall not constitute a general waiver of such term provision or condition or of any subsequent act contrary thereto.


5.11 Governing Law
     -------------

     This Agreement shall in all respects (including the formation thereof and performance thereunder) be governed by and construed in accordance with and governed by the laws of the Republic of Ireland and the parties hereto submit to the jurisdiction of the Courts of the Republic of Ireland, in addition to the courts of the United States.

                                FIRST SCHEDULE
                                --------------

                                  The Patents
                                  -----------

                 "An inter-computer communications apparatus"


                            S.A.I. Ireland Limited

Country                Application No:           Filing Date   Remarks             Ref
Ireland                94 09 31                  29.11.94      Patent Granted      30339IE
                       (Patent No. 75.204)


Ireland                S94 0930                  29.11.94      Patent Granted      30339IES
Short Term             (Patent No. S63,019)


United King            9424473.8                 03.12.94      Patent Granted      30339GB
                       (Patent No. 2295699)


Belgium                09401187                  30.12.94      Patent Granted      30339BES
                       (Patent No. 1007202A6)


                                SECOND SCHEDULE
                                ---------------

 Existing Patent Licences Granted To Software Architects International Limited
 -----------------------------------------------------------------------------

Patent Licence between SAI (Ireland) Limited and Software Architects International Limited (operative date 29 November 1994)

Letter SAI (Ireland) Limited to Software Architects International Limited dated
     28 November 1999 confirming extension of Patent Licence for 5 years.

                                 THIRD SCHEDULE
                                 --------------

                              LICENSE FEE PAYMENTS



Date of Payment             Amount of Payment
June 1, 2000                US$2,600,000
June 1, 2001                US$2,600,000
June 1, 2002                US$2,600,000
June 1, 2003                US$2,600,000
June 1, 2004                US$2,600,000
June 1, 2005                US$2,600,000
June 1, 2006                US$2,600,000

PRESENT when the common seal
of SAI (Ireland) Limited
was affixed hereto:-

By:   /s/ Richard M. O'Donnell
   ---------------------------
Name and Title: Richard M. O'Donnell, Director
                ------------------------------



PRESENT when the common seal
of Clarus Corporation.
was affixed hereto:-

CLARUS CORPORATION

By: /s/ Mark D. Gagne
   ------------------
   Mark D. Gagne, Chief Operating Officer/Chief
   Financial Officer